EXHIBIT 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Retail Pro, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Registrant for the quarter ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 29, 2008	/S/ Alfred F. Riedler Vice President of Finance (Principal Financial and Accounting Officer)